Exhibit 10.5

Dayin Network Technology Co., Ltd.

AND

Shanghai Zhaoyan Network Technology Co., Ltd.

______________________________
Exclusive Technology Consulting and Services Agreement
______________________________

June 18, 2015

Exclusive Technology Consulting and Services Agreement
This Exclusive Technology Consulting and Services Agreement (“this Agreement”) is made on June 18, 2015 by the following two parties in Shanghai, the People’s Republic of China (“PRC”):

(1)
Dayin Network Technology Co., Ltd., whose registered address is at Room 2009, Floor 2, Block 1, 180 Huashen Road, Pilot Free Trade Zone, Shanghai, China and its legal representative is Bin Zhao. (“Party A”);

(2)	Shanghai Zhaoyan Network Technology Co., Ltd., whose registered address is at Room 21, Floor 2, 1222 Changyang Road, Yangpu District, Shanghai and its legal representative is Bin Zhao. (“Party B”).
Whereas:

1.	Party A is a legally registered wholly foreign-owned enterprise, with good consulting teams and sufficient consulting resources; and

2.	Party B needs the information consulting service and technical service provided by Party A during its operation.
By friendly negotiation and based on the principal of equality and mutual benefits, the Parties agree as follows:
Article 1  Information Consulting and Technical Service

1.1
Party A agrees to provide information consulting and technical service to Party B in accordance with the conditions and terms hereunder, and Party B agrees to accept such service provided by Party A in accordance with the conditions and terms hereunder. The information consulting and technical service shall include:

(1)	Provide information consulting service related to Party B’s business;

(2)	Assist Party B in relevant information collection and market research;

(3)	Training relevant business staffs for Party B;

(4)	Other information consulting and technical services required by Party B from time to time.

1.2.
Party B shall actively cooperate with Party A to complete the aforesaid work, including but not limited to being responsible for providing business information, technical specifications and instructions required.

1.3.
This Agreement shall take effect as of the date of execution. The term of this Agreement shall be ten (10) years, unless early terminated by the Parties in writing, or early terminated by Party A according to Article 5.2 hereunder.

1/7

This Agreement will be extended automatically for one (1) year, and for every year thereafter, upon expiration, unless Party A gives Party B notice of its intent not to extend at least thirty (30) days prior to expiration.

1.4.
Party A is the exclusive consulting and technical service provider of Party B hereunder; without prior written consent of Party A, Party B shall not accept from any third party any information consulting or technical service similar or identical to those provided under this Agreement.

1.5.
Party A shall have exclusive rights and interests in any rights, ownership, interests and intellectual property rights (including but not limited to copyrights, patents, technical secrets, trade secrets and others) arising out of the performance of this Agreement, regardless of whether they have been developed by Party A or Party B, and Party B shall not claim for any aforesaid rights, ownership, interests and intellectual property rights, except for those must-have intellectual properties for maintaining necessary business qualifications or permits of Party B in accordance with laws, regulations or requirements of competent authorities. Both Parties agree that this Article shall survive any amendments, rescission, or termination of this Agreement until otherwise agreed by both Parties.

Article 2  Service Fee

2.1
Both Parties agree that Party B shall pay service fees (“Service Fees”) to Party A for the information consulting and technical service provided by Party A to Party B under Article 1.1 of this Agreement. The calculation of Service Fees and method of payments are specified in the attachment to this Agreement. The attachment can be amended by both Parties through negotiation in accordance with the actual situation.

Article 3  Representations and Warranties

3.1	Party A hereby represents and warrants as follows:

(1)	Party A is an enterprise duly registered and validly existing in accordance with PRC laws.

(2)
Party A executes and performs this Agreement within the scope of its corporate power and business scope; and it has taken necessary corporate actions, achieved necessary authorizations, and obtained all consents and approvals from third parties and governmental authorities. The execution and performance of this Agreement by Party A does not violate any applicable laws or contracts binding on it.

2/7

(3)	This Agreement constitutes legal, valid and binding obligations of Party A and is enforceable against Party A pursuant hereto upon execution.

3.2	Party B hereby represents and warrants as follows:

(1)	Party B is an enterprise duly registered and validly existing in accordance with PRC laws.

(2)
Party B executes and performs this Agreement within the scope of its corporate power and business scope; and it has taken necessary corporate actions, achieved necessary authorizations, and obtained all consents and approvals from third parties and governmental authorities. The execution and performance of this Agreement by Party B does not violate any applicable laws or contracts binding on it.

(3)	This Agreement constitutes legal, valid and binding obligations of Party B and is enforceable against Party B pursuant hereto upon execution.
Article 4  Confidentiality

4.1
For the purpose of this Agreement, “Confidential Information” includes, but is not limited to, all or any portion of the content or information listed below: (1) any contract, agreement, memorandum, attachment, draft or record (including this Agreement) executed for the purpose of this Agreement; and (2) any notice provided by one party of this Agreement to the other Party for the purpose of this Agreement, which has not been declared as public information when providing. Upon termination of this Agreement, Party A shall, according to Party B’s request, return to Party B or destroy any documents, materials or software that contain the Confidential Information, delete any Confidential Information from any relevant memory devices, and cease the use of such Confidential Information.

4.2	One Party shall not disclose Confidential Information to any third party in any ways without prior written consent of the other Party.

4.3
Both Parties shall take necessary measures to restrict the access of Confidential Information to relevant employees, agents or consultants, and require the employees, agents or consultants to strictly comply with this Article and not to disclose relevant Confidential Information to any third party. Both Parties covenant that they will not disclose Confidential Information obtained from the other Party to unrelated employees.

3/7

4.4	Under the following circumstances, any Party shall not be deemed as disclosing or revealing Confidential Information:

(1)	Such Confidential Information has already been in the public domain before disclosure (provided that this is not the result of disclosure by violating this Article);

(2)	Such disclosure has obtained prior written consent of the other Party;

(3)
Such Confidential Information is obligated to be disclosed as required by mandatory requirements of governmental authorities or laws and legal orders. Such requirements of governmental authorities shall be written in official documents, otherwise the Party shall refuse to disclose or reveal any Confidential Information.

4.5	If any Party violates this Article, the violating Party shall indemnify the other Party for actual loss.

4.6	Both Parties agree that this Article will survive any amendments, rescission or termination of this Agreement.
Article 5  Breach Liability

5.1
The Parties agree and acknowledge that it constitutes a breach of contract under this Agreement (hereinafter referred to as the “Breach”) if any Party (hereinafter referred to as the “Breaching Party”) materially violates any of the articles under this Agreement, or materially fails to perform any of its obligations under this Agreement. The injured party (hereinafter referred to as the “Non-breaching Party”) is entitled to demand the Breaching Party to make corrections or take remedial measures within a reasonable period. If the Breaching Party fails to make corrections or take remedial measures within a reasonable period or within ten (10) days upon written request by the Non-breaching Party, the Non-breaching Party is entitled to demand specific performance of the Breaching Party's obligations under this Agreement and compensation for any direct economic loss incurred by the Non-breaching Party at the same time.

5.2
If Party B is the Breaching Party and does not make corrections or take any remedial measures during the aforementioned period, Party A is entitled to decide in its sole discretion to hold Party B liable for the Breach in accordance with Article 5.1, or to terminate this Agreement and ask for compensation for direct economic loss incurred by Party A at the same time.

5.3	An effective waiver on the part of any Party of any breach shall be made in writing. Any Party’s failure to exercise or delay in exercising any rights or

4/7

remedies hereunder shall not constitute a waiver of the aforesaid rights of such Party. A Party’s partially exercise of its rights or remedies shall not preclude its exercise of other rights or remedies.

5.4	The effectiveness of this Article shall not be affected by the termination or rescission of this Agreement.
Article 6  Force Majeure

6.1
The “Force Majeure” hereunder refers to any natural disasters such as wars, fire, earthquake, flood, storm and snow damage, or other affairs which is unforeseeable as of the execution of this Agreement, inevitable, and insurmountable. However, any shortage of credits, capital or financing shall not be deemed as an uncontrollable matter for a Party. The Party who is affected by the Force Majeure and seeks to be exempted from the obligations hereunder shall notify the other Party as soon as possible and inform the Party of the steps that shall have been take to complete performance.

6.2
If a Party to this Agreement cannot fulfill or cannot fulfill in time all or any part of the obligations hereunder due to Force Majeure, such Party shall not be liable for any corresponding obligations, but it shall continue to perform the obligations when the Force Majeure is eliminated. If the performance of this Agreement becomes impossible or unnecessary due to Force Majeure, both Parties shall negotiate in good faith for other resolutions.

Article 7  Amendment, Rescission and Termination

7.1	This Agreement can be amended by both Parties through negotiation.

7.2	Any amendment to this Agreement shall be made in writing and executed by both Parties. Otherwise, such amendment will not be binding on either Party.

7.3
During the term of this Agreement, Party B is not entitled to terminate this Agreement early under any circumstance. If the operating period of Party B is terminated for any reason, this Agreement shall be deemed terminated as to Party B and its shareholders.

7.4
Any Amendments or rescission of this Agreement shall not affect any Party’s rights to claim damages. If any Party incurs any loss due to such amendment or rescission of the Agreement, the responsible Party shall indemnify such Party for such losses, unless the liability is exempted under applicable laws and regulations. If this Agreement is terminated because of Party B, Party

5/7

A is entitled to be compensated for all direct economic loss incurred due to such termination and obtain the remuneration for the completed services.
Article 8  Notices

8.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

8.2
The abovementioned notice or other correspondences shall be deemed given: if transmitted by facsimile, immediately upon transmission; if delivered in person, at the time of delivery; or if posted by mail, five (5) days after posting.

Article 9  Miscellaneous

9.1	This Agreement shall take effect as of the date of execution by both Parties.

9.2	The execution, validity, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC laws.

9.3
In the event of any dispute with respect to this Agreement or the performance of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such dispute within thirty (30) days after any Party's written request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

9.4	The headings contained herein are for reference only, and in no circumstances shall such headings be used for or affect the interpretation of the provisions hereof.

9.5
Upon execution of this Agreement, both Parties can enter into supplemental agreements for the matters not addressed in this Agreement, or new situations occurred when performing this Agreement. Any supplemental agreement and this Agreement shall constitute an inseparable integrity and are equally effective.

6/7

9.6	The Confidentiality clause, Breach Liability clause and clause on resolution of disputes hereunder shall survive any amendment, rescission or termination of this Agreement.

9.7
Without prior written consent from Party A, Party B is not entitled to assign all or part of the rights or obligations hereunder to any third party; Party A may assign any rights and/or obligations to any third party designated by it after notifying Party B.

9.8	If any provisions hereunder become invalid, the validity of the remaining provisions hereunder that are not relevant to the invalid provision shall not be affected.

9.9	This Agreement is written in four (4) originals and each Party of this Agreement shall have two (2) originals. Each original has equal legal effect.
[The remainder of this page is intentionally left blank and the Signature Page is attached below.]

7/7

[This Page contains no provisions and is the Signature Page to the Exclusive Technology Consulting and Services Agreement.]
IN WITNESS WHEREOF, the Parties have caused this Exclusive Technology Consulting and Services Agreement to be duly executed as of the date and location first above written.
Dayin Network Technology Co., Ltd. (Chop)

Signature:	/s/ Bin Zhao

Name: Bin Zhao

Title: Legal Representative
Shanghai Zhaoyan Network Technology Co., Ltd. (Chop)

Signature:	/s/ Bin Zhao

Name: Bin Zhao

Title: Legal Representative

Signature Page

Attachment:
Calculation and Payment Method of Service Fees

1.
Both Parties agree that Party B shall pay Service Fees to Party A for information consulting and technical service provided by Party A to Party B under Article 1.1 of this Agreement. Party B shall pay Service Fees to Party A according to the following provisions:

(1)    Basic Annual Fees
Party B shall pay [10% to 50%] of its annual income (excluding the operating cost except for the Service Fees) to Party A as the basic annual fees of information consulting and technical service hereunder every year. Such basic annual fees shall be paid annually. Party B shall calculate and pay such basic annual fees to the bank account designated by Party A within [fifteen (15)] business days after the beginning of each year.
(2)    Floating Fees
In addition to the basic annual fees provided in the abovementioned item (1), Party B shall pay floating fees to Party A according to the actual situation of providing information consulting and technical services every year. The floating fees shall be paid annually. The specific amount of floating fees for each year shall be decided by both Parties through negotiation, with the following items taken into consideration:

A.	The number and qualifications of employees deployed by Party A for the provision of annual supporting service to Party B;

B.	The complexity of and time spent by Party A’s employees on providing such annual supporting service;

C.	The inputs cost from Party A on providing such annual supporting service;

D.	Specific content and value of such annual supporting service provided by Party A; and

E.	Operation revenue of Party B.

2.
Party B shall provide the financial information required for calculating the floating fees of that year within ninety (90) days after the end of the year and pay such floating fees to Party A annually within one hundred and twenty (120) days after the end of the year. If Party A raises doubts to the financial information provided by Party B, it can engage independent accountants

Attachment

with good reputation to audit on related materials and Party B shall cooperate with them.

3.
The specific amount of the aforementioned basic annual fees and floating fees shall be approved by Party A and its parent company AGORA IO HONGKONG LIMITED (“Offshore Company”). Such basic annual fees and floating fees shall be evaluated and adjusted according to the request of Party A from time to time. The adjustment and alteration of any fees shall all be approved by both Party A and the Offshore Company. Party B shall determine a new charge standard or mechanism according to Party A’s request within fifteen (15) business days after Party A’s written request for adjusting fees.

Attachment